Exhibit 99.1

Marley Coffee Receives Strategic Financing for Long-Term Growth from Mother Parkers Tea & Coffee

DENVER – April 30, 2014 – Jammin Java Corp., d/b/a Marley Coffee (OTCQB:JAMN) (www.marleycoffee.com)(“Marley Coffee”), the sustainably grown, ethically farmed and artisan-roasted gourmet coffee company, has entered into a strategic investment transaction with Mother Parkers Tea & Coffee, Inc., for a total of up to $8.25 million in funding.

The family-owned, Ontario, Canada-based Mother Parkers is the largest independent roaster in North America.  The company produces Marley Coffee in its innovative RealCup™ single-serve capsules, which are designed for use with K-Cup® compatible brewers and feature a patented non-woven filter for superior taste in the cup. Mother Parkers is also Marley Coffee’s Canadian food service provider and brings Marley Coffee to market into key retail accounts across Canada.

Under the terms of the agreement, Mother Parkers will acquire 7,333,529 units at $0.3409 per unit (each consisting of one share of common stock and one warrant to purchase one share of common stock) for $2.5 million, which represents an approximately seven percent interest (before the exercise of the warrants) in Marley Coffee.  Marley Coffee may receive up to an additional $3.75 million upon the exercise of warrants (sold as part of the units).  In addition, Mother Parkers will provide Marley Coffee $2 million of marketing and brand promotion funding.

Marley Coffee Chairman and Founder Rohan Marley said, “I’m very proud of how much growth in grocery store product placement our company has seen in the last 18 months. The next key phase of our expansion is to consistently reinforce the quality of our brand to consumers and help increase product turn. The lion’s share of this cash infusion from Mother Parkers will go toward the latter, and unlike previous investments we have had from previous investors, this is the most strategic investment to date because it aligns both companies’ long-term interests and provides a vehicle for both corporate and shareholder growth.”

Mother Parkers also intends to provide an investment of $2 million in marketing funds toward the Marley Coffee brand over the course of the next two years. Some of these funds have already been deployed in initiatives such as the Marley Coffee partnership with the Colorado Rockies baseball team, and toward listing fees in the Canadian retail grocery market. The remainder of the funding is expected to be utilized in various innovative marketing strategies to promote the brand in the United States and Canada in an effort to drive consumer sales.

“Marley Coffee is a powerful brand and is a great addition to our company’s portfolio as a premium offering for our customers throughout North America,” said Michael Higgins, Co-CEO of Mother Parkers, who continued, “Our multi-tiered investment reflects our confidence in Marley Coffee and its management team.  We look forward to a collaboration that will benefit both companies, as well as consumers who want great quality and freedom of choice in their coffee experience.” As a result of the transaction, Mother Parkers will also receive a seat on the to-be-formed Board of Advisors of Marley Coffee to help shape the company’s growth.

Additionally, Rohan Marley will be appointed lead ambassador for WaterWise, Mother Parkers’ leading environmental sustainability project. (http://www.waterwisecoffee.com/).

WaterWise seeks to improve the living conditions and water filtration systems for those living in the Sidamo area of Ethiopia, a coffee growing region from which Marley Coffee sources its high-quality coffee beans. Marley Coffee, in conjunction with Mother Parkers, will donate $0.01 to WaterWise for every Marley Coffee RealCup capsule sold over the next three years, which adds to Mother Parkers’ ongoing investment of more than $1 million.

“Water is a fundamental crisis issue of the 21st century that affects many people in Ethiopia, a place with significant ties to myself and the Marley Family,” said Mr. Marley. “Ethiopia is the birthplace of coffee, Rastafarian culture and humanity itself, and we are proud to provide a better quality of life for the people who supply our coffee through the WaterWise project.  When our customers purchase a 12-pack of RealCups at their local grocery store, they will know that $0.12 will be going directly to WaterWise.”

The WaterWise Project bolsters Marley Coffee and Mother Parkers’ numerous environmental initiatives, including the development of Mother Parkers’ recently launched EcoCup™, a breakthrough recyclable capsule that is compatible with all K-Cup brewers. EcoCup™ has launched in early April with loose leaf tea and is expected to be available with Marley Coffee in 2015.

Brent Toevs, CEO of Marley Coffee, said, “We could have gone with other single-serve platforms, but we decided to expand our relationship with Mother Parkers because we believe in the partnership, their technology and the quality of the coffee that comes from the RealCup™ system. With Mother Parkers, we won’t get lost in the shuffle of other brands, and we are more confident in our path to becoming the premium brand leader in the marketplace.” He added, “We support an Open Brew philosophy, meaning, an open single-serve format that gives customers better options in the marketplace in terms of price and quality. We’re proud to have a partner who truly believes in our brand, standards of quality, and is continuously pushing the limits of what can be achieved in the single-serve format.”

About the Transaction

The units each were priced at $0.3409 per unit, and reflective of the Volume-Weighted Average Price (VWAP) of the 50 days preceding the date the parties first began discussions regarding an investment (March 7, 2014). The warrants provide Mother Parkers the option to obtain an additional 7,333,529 shares of common stock at an exercise price of $0.51135 per share (150 percent of the unit price) for three years. Marley Coffee also provided Mother Parkers certain first right of refusal rights to participate up to 10 percent in equity fundings Marley Coffee  may undertake (subject to certain exceptions) for two years following the closing. The terms of the transaction and the warrants are described in greater detail in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 29, 2014.

About Marley Coffee
Marley Coffee (corporate name Jammin Java Corp.) is a US-based company that provides premium, artisan roasted coffee to the grocery, retail, online, service, hospitality, office coffee service and big box store industry. Under its exclusive licensing agreement with 56 Hope Road, the company continues to develop its coffee lines under the Marley Coffee brand. Marley Coffee is a fully reporting company quoted on the OTCQB under the symbol JAMN.  Learn more at www.MarleyCoffee.com, visit the corporate website at www.JamminJavaCorp.com, join us on Facebook at http://www.facebook.com/MarleyCoffee, and follow us on Twitter at http://twitter.com/marleycoffee.

About Mother Parkers Tea & Coffee and RealCup™ Brand Single-Serve Capsules:
RealCup™ single-serve capsules were developed by Mother Parkers Tea & Coffee, one of the largest coffee and tea manufacturers in North America. The company combines state-of-the-art technology and new product innovation with more than 100 years of quality and service excellence to deliver an exceptional beverage experience in mainstream and specialty coffee, tea, and complementary beverages. A leader in the independent single-serve beverage industry, the RealCup™ brand strives to bring sustainability, choice, value and quality to the consumer, both through partner brands and through flexible licensing agreements. RealCup™ capsules are designed for use with K-Cup® compatible single-serve brewers.
www.mother-parkers.com
www.realcup.com

*RealCup™ products, Mother Parkers Tea & Coffee and Marley Coffee are not affiliated with K-Cup® or Keurig Inc. K-Cup® and Keurig® are registered trademarks of Keurig Green Mountain.

Forward-Looking Statement

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Acts").  In particular, the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar conditional words and expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts.  Any statements made in this news release about an action, event or development, are forward-looking statements.  Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company.  These risks and others are included from time to time in documents we file with the Securities and Exchange Commission ("SEC"), including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks.  Other unknown or unpredictable factors also could have material adverse effects on our future results.  Accordingly, you should not place undue reliance on these forward-looking statements.  Although the company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected.  The forward-looking statements in this press release are made as of the date hereof.  The company takes no obligation to update or correct its own forward-looking statements, except as required by law or those prepared by third parties that are not paid by the company.  The company's SEC filings are available at http://www.sec.gov.